Exhibit 10.1

AMENDMENT

TO

INTELLINETICS, INC. 2024 EQUITY INCENTIVE PLAN

This Amendment to Intellinetics, Inc. 2024 Equity Incentive Plan (this “Amendment”) is made by Intellinetics, Inc., a Nevada corporation (the “Company”), as of April 30, 2026. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Board of Directors (the “Board”) and the shareholders of the Company previously adopted and approved the Intellinetics, Inc. 2024 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 4.1 of the Plan, a total of 243,122 shares of the Company’s common stock, par value $0.001 per share, have been reserved for issuance under the Plan, subject to further adjustments as set forth in Section 11 of the Plan;

WHEREAS, the Company desires to increase the total number of shares of common stock issuable under the Plan from 243,122 shares to 771,557 shares, including shares previously issued thereunder;

WHEREAS, the Company desires to increase the total number of shares of common stock for which Incentive Stock Options may be granted from 243,122 shares to 771,557 shares;

WHEREAS, Section 16 of the Plan permits the Board to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the Board has amended the Plan as follows, subject to approval by the stockholders of the Company:

1. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1 Subject to adjustment in accordance with Section 14, no more than 771,557 shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the Intellinetics, Inc. 2015 Equity Incentive Plan that expires, terminates or is canceled or forfeited under the terms of the Intellinetics, Inc. 2015 Equity Incentive Plan shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). Any shares of Common Stock granted in connection with Awards shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2. Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

4.3 Subject to adjustment in accordance with Section 14, no more than 771,557 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

3. Except as modified by this Amendment, all the terms and provisions of the Plan shall continue in full force and effect.

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IN WITNESS WHEREOF, the Company has executed this Amendment to the Intellinetics, Inc. 2024 Equity Incentive Plan as of April 30, 2026.

INTELLINETICS, INC.

By:	/s/ Joseph D. Spain
Name:	Joseph D. Spain
Title:	Chief Financial Officer